                                 LOAN AGREEMENT

     This Loan Agreement is made as of the 28th day of May, 1999, between TROPICAL SPORTSWEAR INT'L CORPORATION, a Florida corporation ("Borrower"), in favor of NATIONSBANK, N.A., a national banking association ("Lender").


                              W I T N E S S E T H:

     WHEREAS, Borrower has applied to Lender for a credit facility in the amount of $15,500,000.00;

     WHEREAS, Lender and Borrower have executed a commitment letter dated April 1, 1999, which was modified by letter dated May 19, 1999 (the "Commitment Letter"), setting forth the general agreement between the parties relating to the credit facility;

     NOW, THEREFORE, and in consideration of the covenants herein contained, the parties hereto agree as follows:

                                   SECTION 1

                                  DEFINITIONS

     For the purpose of this Agreement, the following terms shall have the following meanings: (When accounting terms used herein are not defined herein, they shall have the meaning attributable to them under generally accepted accounting principles or as are otherwise acceptable to Lender in its reasonable discretion.)

     1.1 Agreement. "Agreement" shall mean this Loan Agreement, as it may from time to time be amended.

     1.2 Business Day. "Business Day" shall mean any day not a Saturday, Sunday or legal holiday in the State of Florida, on which commercial banks are open for business in Tampa.

     1.3 Capital Expenditures. "Capital Expenditures" shall mean all expenditures of the Borrower and its Consolidated Subsidiaries which, in accordance with GAAP, would be classified as capital expenditures.

     1.4 Capital Leases. "Capital Leases" shall mean leases that are treated, under GAAP, as installment purchases of capital assets rather than operating leases.

     1.5 Commitment Letter. "Commitment Letter" shall mean that certain letter dated April 1, 1999, from the Lender to the Borrower relating to the Loan, which letter was accepted by the Borrower on April 2, 1999, as modified by that certain letter from the Lender to the Borrower dated May 19, 1999.

     1.6 Compliance Certificate. "Compliance Certificate" shall mean a certificate of the Borrower in the form attached as Exhibit "A" to this Agreement.

     1.7 Consolidated Cash Taxes. "Consolidated Cash Taxes" shall mean for any fiscal period of the Borrower and its Consolidated Subsidiaries the income taxes paid by the Borrower and its Consolidated Subsidiaries in accordance with GAAP.

     1.8  Consolidated Distributions/Dividends. "Consolidated
Distribution/Dividends" shall mean, for any fiscal period the Borrower and its Consolidated Subsidiaries, all cash dividends distributed by the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP.

     1.9 Consolidated EBITDA. "Consolidated EBITDA" shall mean for any fiscal period of the Borrower and its Consolidated Subsidiaries, (i) income (or loss) before Interest Expense and taxes, plus (ii) to the extent deducted in determining such income (or loss), depreciation, amortization and other similar non-cash charges and reserves other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business. For purposes of this Agreement, Consolidated EBITDA shall be calculated for the period of four (4) Fiscal Quarters ended on the last date of the most recent Fiscal Quarter.

     1.10 Consolidated Fixed Charge Coverage Ratio. "Consolidated Fixed Charge Coverage Ratio" shall mean Consolidated EBITDA minus Consolidated Cash Taxes divided by the sum of Consolidated Interest Expense, plus Consolidated Distributions/Dividends, plus Consolidated Principal Payments.

     1.11 Consolidated Funded Debt. "Consolidated Funded Debt" shall mean, for any date, the Funded Debt of Borrower and its Consolidated Subsidiaries outstanding on such date.

     1.12 Consolidated Funded Debt/Consolidated EBITDA Ratio. "Consolidated Funded Debt/Consolidated EBITDA Ratio" shall mean, for any date, the ratio of
(i) Consolidated Funded Debt outstanding on such date to (ii) Consolidated
EBITDA.

     1.13 Consolidated Interest Expense. "Consolidated Interest Expense" shall mean for any fiscal period of the Borrower and its Consolidated Subsidiaries, all net interest expense, including the interest component under any Capital Leases, of the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP.

     1.14 Consolidated Net Worth. "Consolidated Net Worth" shall mean, for any date, the Total Assets of Borrower and its Consolidated Subsidiaries on such date, as determined in accordance with GAAP, minus the Total Liabilities of the Borrower and its Consolidated Subsidiaries on such date, as determined in accordance with GAAP.

     1.15 Consolidated Net Worth/Consolidated Total Liabilities Ratio. "Consolidated Net Worth/Consolidated Total Liabilities" shall mean, for any date, the ratio of (i) Consolidated Net Worth on such Date to (ii) Consolidated Total Liabilities on such date.

     1.16 Consolidated Principal Payments. "Consolidated Principal Payments" shall mean for any fiscal period of the Borrower and its Consolidated Subsidiaries, as applicable, all net payments of principal, including the principal component under any Capital Leases, made by the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP.

     1.17 Consolidated Senior Debt. "Consolidated Senior Debt" shall mean, for any date, the Consolidated Funded Debt outstanding on such day, other than the indebtedness evidenced by the Senior Subordinated Notes.


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
     1.18 Consolidated Senior Debt/Consolidated EBITDA Ratio. "Consolidated Senior Debt/Consolidated EBITDA Ratio" shall mean, for any date, the ratio of
(i) Consolidated Senior Debt outstanding on such date to (ii) Consolidated
EBITDA.

     1.19 Consolidated Subsidiary. "Consolidated Subsidiary" shall mean at any date any Subsidiary of the Borrower or other entity, the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

     1.20 Consolidated Tangible Net Worth - "Consolidated Tangible Net Worth" shall mean, on any date of determination, the Consolidated Net Worth of the Borrower and its Consolidated Subsidiaries on such date as determined in accordance with GAAP, after adding thereto the outstanding principal amount of the Senior Subordinated Notes and after deducting therefrom the amount of all intangible items reflected therein, including all unamortized debt discount and expense, unamortized research and development expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, unamortized excess cost of investment in Subsidiaries over equity at dates of acquisition, and all similar items which should properly be treated as intangibles in accordance with GAAP.

     1.21 Consolidated Total Assets. "Consolidated Total Assets" shall mean, for any date, all assets of the Borrower and its Consolidated Subsidiaries, as applicable, on such date, as determined in accordance with GAAP.

     1.22 Consolidated Total Liabilities. "Consolidated Total Liabilities" shall mean, for any date, all liabilities, including any subordinated debt, of the Borrower and its Consolidated Subsidiaries, as applicable, on such date, as determined in accordance with GAAP.

     1.23 Construction Amount. "Construction Amount" shall mean the amount funded by the Lender to the Borrower for the payment of the cost of construction of improvement on the property pursuant to this Agreement.

     1.24 Credit Facility Agreement. "Credit Facility Agreement" shall be as defined in Section 4.1 of this Agreement.

     1.25 Credit Facility Commitment Termination Date. "Credit Facility Commitment Facility Termination Date" shall mean the "Commitment Termination Date" as such term is defined in the Credit Facility Agreement.

     1.26 Debt for Money Borrowed. "Debt for Money Borrowed" shall mean as to any Person, (a) indebtedness arising from the lending of money by any other Person to such Person; (b) indebtedness, whether or not in any such case arising from the lending of money by another Person to such Person, (i) which is represented by notes payable or drafts accepted that evidence extensions of credit, (ii) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for property; (c) indebtedness that constitutes a Capital Lease obligation; (d) reimbursement obligations with respect to letters of credit or guaranties of letters of credit; and (e) indebtedness of such person under any guaranty of obligations that would constitute Debt for Money Borrowed under clauses (a) through (c) hereof, if owed directly by such Person.

     1.27 ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

     1.28 Event of Default: Default. "Event of Default" shall mean any of the events specified herein provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event, or act; "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

     1.29 Financial Statements. "Financial Statements" shall mean the financial statements to be provided by the Borrower to the Lender in accordance with
Section 4.2, hereof.

     1.30 Fiscal Quarter. "Fiscal Quarter" shall mean each consecutive period of 13 weeks beginning on the first day of a Fiscal Year (and, in the case of any Fiscal Year of 53 weeks, the 14-week period occurring during such period).

     1.31 Fiscal Year. "Fiscal Year" shall mean the Fiscal Year of the Borrower for accounting and tax purposes, which ends on the Saturday nearest September 30 of each year.

     1.32 Funded Debt. "Funded Debt" shall mean all Debt for Money Borrowed which would, in accordance with GAAP, constitute long term debt, including (a) any Debt for Money Borrowed with a maturity more than one year after the creation thereof and (b) and Debt for Money Borrowed which is renewable or extendable at the option of the Borrower for a period of more than one year from the date of creation of such Debt for Money Borrowed.

     1.33 Guarantors. "Guarantors" shall mean Tropical Sportswear Company, Inc., a Delaware corporation, Savane International Corp., a Texas corporation, and Apparel Network Corporation, a Florida corporation, the guarantors of the Loan pursuant to the terms of certain guaranty agreements dated of even date herewith.

     1.34 Indebtedness. "Indebtedness" shall mean all amounts or sums due from Borrower to Lender under this Agreement, the Note, the Commitment Letter and all other Loan Documents, and under any and all other notes, instruments, or agreements between Borrower and the Lender whatsoever including, without limitation, principal, interest, standby fees, costs of collection, attorneys' fees and other expenses of the Lender which Borrower is obligated to pay and amounts advanced by Lender in discharge of obligations of Borrower, whether such amounts are now due or hereafter incurred, directly or indirectly, and whether such amounts are from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred; provided however, the term "Indebtedness" shall not include any obligations of the Borrower to the Lender pursuant to (a) any factoring arrangements with the Lender or (b) the Credit Facility Agreement or any notes issued pursuant thereto.

     1.35 Leverage Ratio. "Leverage Ratio" shall mean, for any date, Consolidated Funded Debt divided by Consolidated EBITDA.

     1.36 Loan. "Loan" shall mean the loan of up to $15,500,000.00 (as determined pursuant to Section 2.3, below) to be made by the Lender to the Borrower pursuant to the terms of this Agreement.

     1.37 Loan Documents. "Loan Documents" shall mean this Agreement, the Note, the Mortgage, such Uniform Commercial Code Financing Statements as Lender deems necessary, and any and all other documents contemplated hereby or thereby; all other documents that evidence or secure such loan.

     1.38 Maturity Date. "Maturity Date" shall mean May 15, 2008.

     1.39 Mortgage. "Mortgage" shall mean that certain Modification of Real Estate Mortgage, with attached Amended and Restated Real Estate Mortgage, date of even date herewith executed by the Borrower and the Lender.

     1.40 Mortgaged Property. "Mortgage Property" shall mean the real and personal property encumbered by the Mortgage and the other Loan Documents.

     1.41 Note. "Note" shall mean the Renewal and Replacement Promissory Note in the consolidated principal amount of $15,500,000.00 of even date herewith.

     1.42 Obligations. "Obligations" shall mean all obligations whether direct, indirect or contingent to pay money, however arising, including, without limitation, general accounts payable, payments under leases, installment purchase contracts, Debts, and the like.

     1.43 Permitted Liens. "Permitted Liens" shall mean (a) liens for taxes and assessments not yet due and payable, mechanics and other statutory liens arising in the ordinary course of business that secure obligations not delinquent, (b) restrictions or rights granted to governmental authorities under applicable law, and (c) liens, restrictions and easements on the Mortgage Property.

     1.44 Permitted Obligations. "Permitted Obligations" shall mean the following: (i) the indebtedness; (ii) those Obligations giving rise to Permitted Liens; and (iii) accounts payable and accrued payables arising in the ordinary course of business which are not past due in accordance with their terms.

     1.45 Person. "Person" shall mean an individual, a partnership, a corporation, an entity, an association, a trust, a joint venture, an unincorporated organization, or any government or any department or agency or authority thereof, of any natural or artificial person.

     1.46 Plan. "Plan" shall mean an employee pension benefit plan now or hereafter maintained for employees of the Borrower or any of its Consolidated Subsidiaries that is covered by Title IV of ERISA.

     1.47 Projections. "Projections" shall mean the Borrower's forecasted consolidated and consolidating (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and (d) capitalization statements, all prepared on a consistent basis with the Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumption.

     1.48 Senior Subordinated Notes. "Senior Subordinated Notes" shall mean the Senior Subordinated Unsecured Notes issued by the Borrower in the aggregate amount of $100,000,000, and payable in 2008.

     1.49 Subsidiary. "Subsidiary" shall mean (i) any corporation of which more than fifth percent (50%) of the outstanding shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by the Borrower or by one or more of its Subsidiaries, or by the Borrower and one or more of its Subsidiaries or (ii) any partnership in which the Borrower or one or more if its Subsidiaries, or the Borrower and one or more if its Subsidiaries own more than fifty percent (50%) of the capital or profits interest thereof.

     1.50 Swap Agreement. "Swap Agreement" shall mean that certain International SWAP Dealers Association, Inc. Master Agreement (together with all exhibits, schedules and addenda attached thereto), dated May 28, 1999, executed by the Borrower and the Lender, and any additional such agreements executed in the future by the Borrower and the Lender relating to the Loan.


                                  SECTION 2.

                              DESCRIPTION OF LOAN

     2.1 Renewal and Replacement Note. The Note evidences the Loan. A $15,500,000.00 portion of the Loan has been or will be advanced to purchase and refinance the Original Note (as defined in the Note) and the documents and instruments securing the Original Note. The remaining portion of the Loan will be disbursed by the Lender to the Borrower for the payment of costs related to the expansion of the facility located on the Mortgaged Property. The Note shall be secured by the Mortgage and certain other of the Loan Documents.

     2.2 Future Disbursements Under the Note. Provided no Event of Default has occurred under this Agreement, Lender shall make advances of the undisbursed portion of the Loan within five (5) days after receipt of a written request from the Borrower. Advances of the undisbursed portion of the Loan which may be made by Lender from time to time under the Note shall be made available to Borrower by crediting such proceeds to Borrower's operating account with Lender.

     2.3 Limitation on Future Disbursements. The Lender is in the process of obtaining an "as-built" appraisal (to include the real property and all existing and proposed improvements) of the fair market value of the Mortgaged Property, which appraisal (the "Appraisal") must satisfy all of the applicable regulations adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency. In the event that the fair market value of the Mortgage Property set forth in the Appraisal, as such fair market value may be adjusted by the Lender, in its reasonable discretion, based a review by the Lender of the data, assumptions and conclusions set forth in the Appraisal (the "Loan Value"), is less than $19,375,000.00, then, notwithstanding the principal amount of the Note, the maximum amount which the Lender shall be committed to fund, pursuant to the terms of this Agreement under the Loan shall be eighty percent (80%) of such Loan Value. In the event that the Loan Value is in excess of $19,375,000.00, the Lender shall be committed to fund, pursuant to the terms of this Agreement, the full amount set forth in the Note.

     2.4 Calculation of Interest. Any interest due on the Note or any other amount constituting Indebtedness hereunder, shall be calculated on the basis of the actual number of days elapsed over a year containing 360 days. The interest due on any date for payment of interest hereunder shall be that interest to the extent accrued as of 2:00 p.m. on the interest payment date. Notwithstanding anything herein or in any document contemplated hereby to the contrary, the maximum amount of interest which Lender shall collect hereunder shall not exceed that amount which when added to any other amount deemed interest under applicable law equals the amount which would have been collected if interest had been calculated on the outstanding principal indebtedness at the maximum interest rate per annum allowed by applicable law. In the event any interest is received or charged by Lender in excess of that amount, Borrower shall be entitled to an immediate refund of such excess.

     2.5 Application of Payments. All payments received on the Note shall be applied first to the reasonable costs and expenses required to be paid under the terms of this Agreement, then to interest to the extent then accrued and then to principal.

     2.6 Place and Medium of Payment. Unless the Borrower is otherwise notified by Lender, all payments of principal, interest, or other amounts constituting Indebtedness shall be made at the office of the Lender specified herein or at such other address as the Lender may designate.

     2.7 Prepayment. The Borrower may prepay the Loan, in whole or in part, at any time or times, without penalty and with interest payable only on the amount of principal so prepaid to the date of such prepayment. Any prepayment shall be applied in the inverse order of maturity or in such other manner as the Lender may determine in its sole discretion. The foregoing right to prepay the Loan shall not affect the Swap Agreement and that instrument shall be treated separately and in accordance with its terms for purposes of prepayment or termination.

                                   SECTION 3.

                              CONDITIONS PRECEDENT

     The obligation of the Lender to make the Loan hereunder (or to advance funds under the Note from time to time) is subject to the following conditions precedent and to no material adverse change (as determined solely by Lender in its sole and absolute discretion) in the financial condition of Borrower having occurred and to no pending or threatened material adverse litigation against Borrower.

     3.1 Financial Statements. Delivery to Lender of the Financial Statements and financial information described herein.

     3.2 Supporting Documents. Current, certified copy of Articles of Incorporation of Borrower, copy of By-Laws, certified copy of Certificate of Good Standing, resolutions authorizing the transactions contemplated hereby, and incumbency certificates, all in form and substance satisfactory to Lender.

     3.3 Documents Required for the Closing. Borrower shall have duly executed and delivered to Lender, or provided to Lender prior to any further disbursements of the loan (the "Closing") the following:

     (i)   the Renewal and Replacement Note;
     (ii)  Modification of Real Estate Mortgage;
     (iii) the Commitment Letter;
     (iv)  this Agreement;
     (v)   Uniform Commercial Code Financing Statements;
     (vi)  the Closing Statements; and
     (vii) such other documents and information as Lender's counsel reasonably requires.


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
     3.4  Default. No Event of Default is in existence.


                                   SECTION 4.

                  FINANCIAL STATEMENTS - AFFIRMATIVE COVENANTS

     Borrower covenants and agrees that from the date hereof and until the Indebtedness is paid in full:

     4.1 Financial Reporting under Credit Facility Agreement. The Borrower will comply with all financial reporting requirements imposed on the Borrower under that certain Loan and Security Agreement dated June 10, 1998 by and between Borrower, Farah Incorporated, Tropical Sportswear Company, Inc., and Apparel Network Corporation, as Borrowers and certain financial institutions which are, from time to time, party thereto, as lenders, and Fleet Capital Corporation, as Agent, dated June 10, 1998 (the "Credit Facility Agreement").

     4.2 Books of Account. The Borrower will keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and to be furnished to the Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless the Borrower's certified public accountants concur in any change therein, such change is disclosed to the Lender and is consistent with GAAP and, if required by the Lender, the financial covenants set forth in Section 4.12 are amended in a manner requested by the Lender to take into account the effects of such change).

          4.2.1 as soon as available, and in any event within 90 days after the close of each Fiscal Year, unqualified audited Financial Statements of the Borrower and its Subsidiaries as of the end of such Fiscal Year, on a consolidated basis, certified without material qualification by a firm of independent certified public accountants of recognized national standing selected by the Borrower but reasonably acceptable to the Lender (except for a qualification for a change in accounting principles with which the accountant concurs), and setting forth in each case in comparative form the corresponding consolidated figures for the preceding Fiscal Year;

          4.2.2 as soon as available, and in any event within 45 days after the end of each Fiscal Quarter hereafter (but within 60 days after the last month in a Fiscal Year), including the last Fiscal Quarter of the Borrower's Fiscal Year, unaudited interim Financial Statements of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and of the portion of Borrower's Fiscal Year then elapsed, on a consolidated and consolidating basis, certified by the principal financial officer or the Executive Vice President of Finance and Administration of the Borrower as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations of Borrower and its Subsidiaries for each Fiscal Quarter and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

          4.2.3 promptly after sending or filing thereof, as the case may be, copies of any proxy statements, Financial Statements or reports which the Borrower has made generally available to its shareholders and copies of any regular, periodic and special reports or registration statements which the Borrower files with the Securities and Exchange Commission or any governmental authority which may be substantial therefor, or any national securities exchange;

          4.2.4 promptly after the filing thereof, copies of any annual report to be filed in accordance with ERISA in connection with each Plan; and

     4.2.5 such other data and information (financial and otherwise) as the Lender, from time to time, may reasonably request, bearing upon or related to the Mortgaged Property or the Borrower's and any of its Subsidiaries' financial condition or results of operations.

     Concurrently with the delivery of the Financial Statements described in clause 4.2.1 of this Section 4.2, the Borrower shall deliver to the Lender a copy of the accountants' letter to the Borrower's management that is prepared in connection with such Financial Statements. Concurrently with the delivery of the Financial Statements described in clauses 4.2.1 and 4.2.2 of this Section 4.2, or more frequently if requested by the Lender during any period that a Default or Event of Default exists, Borrower shall cause to be prepared and furnished to the Lender a Compliance Certificate executed by the chief financial officer or the Executive Vice President of Finance and Administration of the Borrower.

     4.3 Projections. No later than 30 days prior to the end of each Fiscal Year of the Borrower, the Borrower deliver to the Lender the Projections of the Borrower for the forthcoming 3 years, year by year, and for the forthcoming Fiscal Year, on a quarterly basis.

     4.4 Right of Inspection. Whenever Lender, in its reasonable discretion, deems it necessary, and upon five (5) Business Day's prior notice to the Borrower, the Borrower will permit the Lender or any agent designated by the Lender, at the Lender's expense unless an Event of Default exists, to visit and inspect the Mortgaged Property and to inspect and make excerpts of Borrower's accounting records, all at such reasonable times and as often as the Lender may reasonably request.

     4.5 Insurance. The Borrower will maintain all insurance coverages on the Mortgaged Property required by the Mortgage. The Borrower will provide Lender within thirty (30) days after closing (and annually thereafter), a Certificate of Insurance naming Lender as the "loss payee," specifying the types and amounts of insurance in force and the insurers of each risk covered by such insurance, and maintain the same throughout the term of the loan.

     4.6 Payment of Indebtedness, Taxes, etc. The Borrower will: (a) pay and discharge all Indebtedness as and when due and payable; (b) pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it, or upon its income and profits, or upon the Mortgaged Property and any of other property, real, personal or mixed, or upon any part thereof, owned by the Borrower before the same shall become in default; and (c) pay and discharge all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Borrower will not be required to pay and discharge any such tax, assessment, charge, levy or claim referred to in clauses (b) or (c) above so long as the validity thereof shall be diligently and continuously contested in good faith by appropriate proceedings with respect to any such tax, assessment, charge, levy or claim so contested.

     4.7     Maintenance of Existence Rights.   The Borrower will do or cause to
be done all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a corporation under the laws of Florida and will do or cause to be done all things necessary to preserve and keep in full force and effect its right to own property and operate all aspects of its business in a manner not less favorable to it than those now in existence. Borrower will comply with all material requirements applicable to it under the laws or regulations of the United States, of any state or states and of any other governmental authority.

     4.8 Use of Proceeds. The funds borrowed under the Note will be used only for valid corporate purposes and specifically for the purposes herein set forth and set forth in the Commitment Letter.

     4.9 Further Assurances. If at any time the Lender reasonably believes that any portion of the Indebtedness is not properly secured or will or may not be properly secured by the Loan Documents as a first priority lien upon the Mortgage Property to the Lender's satisfaction, then the Borrower shall, within three (3) days after written notice of such request from the Lender, take all actions and do all things and matters necessary to assure to the reasonable satisfaction of the Lender that any part of the Indebtedness then existing or thereafter to be created is properly secured or will be secured as contemplated by this Agreement or any other Loan Document.

     4.10 Maintenance of Mortgaged Property. The Borrower will maintain the Mortgaged Property in good working order and make all normal and customary repairs and replacements of the same.

     4.11 Litigation Notice. The Borrower will deliver to the Lender prompt written notice of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined, would materially adversely affect the business, properties or condition, financial or otherwise, of the Borrower.

     4.12 Financial Covenants. The Borrower agrees to be in compliance with all of the following financial covenants;

          4.12.1 Consolidated Senior Debt/Consolidated EBITDA Ratio. Maintain, as of the end of each Fiscal Quarter after March 31, 1999 (based upon the immediately preceding 4 Fiscal Quarters), a Consolidated Senior Debt/Consolidated EBITDA Ratio of not more than 2.50 to 1.00.

          4.12.2 Consolidated Funded Debt/Consolidated EBITDA Ratio. Maintain, as of the end of each Fiscal Quarter, a Consolidated Funded Debt/Consolidated EBITDA Ratio of not more than the ratio shown below for the applicable period corresponding thereto:

      Period                                                Ratio
      ------                                                -----

July 1, 1998 through April 3, 1999                          5.00 to 1.00
July 1, 1998 through July 3, 1999                           4.50 to 1.00
October 3, 1998 through October 2, 1999                     4.50 to 1.00
Each Fiscal Quarter after October 2, 1999 (based
 upon the immediately preceding 4 Fiscal Quarters)          4.00 to 1.00


          4.12.3 Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio of 1.25 to 1.00. The Fixed Charge Coverage Ratio will be tested starting with the end of Fiscal Year 1999 financial results and will be tested on a rolling four quarters basis going forward.

          4.12.4 Consolidated Tangible Net Worth. Until the Credit Facility Commitment Termination Date, maintain, as of the end of each Fiscal Quarter, Consolidated Tangible Net Worth of not less than the amount shown below for the period corresponding thereto:

Period                                       Amount
------                                       ------
Fiscal Quarter ending January 2, 1999        $95,000,000

Fiscal Quarter ending April 3, 1999          $99,000,000

Fiscal Quarter ending July 3, 1999           $103,000,000

Each Fiscal Quarter thereafter               $103,000,000 plus $4,000,000
                                             for each additional Fiscal
                                             Quarter after October 1, 1999

          4.12.5 Consolidated Total Liabilities/Consolidated Net Worth Ratio. From and after the Credit Facility Commitment Termination Date, maintain a Consolidated Total Liabilities/Consolidated Net Worth Ratio of no more than 5.75 to 1.00 at all times.


                                   SECTION 5.

                               NEGATIVE COVENANTS

     Borrower covenants and agrees that from the date hereof until the Indebtedness is paid in full:

     5.1 Merger; Consolidation; Sale of Substantial Assets. The Borrower will not sell, lease, transfer or otherwise dispose of all or a substantial part of its properties, shares or assets to, or acquire all or a substantial part of the properties, shares or assets of, any other Person, without the prior written consent of the Lender.

     5.2 Nature of Business. The Borrower will not change the nature of its primary business from that of a manufacturer and wholesale distributor of apparel.

     5.3 Capital Expenditures. The Borrower will not make Capital Expenditures (including, expenditures by way of Capital Leases) which in the aggregate, as to the Borrower and its Subsidiaries, exceed $14,000,000 during any fiscal year, provided that any amount not expended in a fiscal year may be carried forward and expended in the immediately succeeding fiscal year.


                                   SECTION 6.

                         REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants and so long as this Agreement is in effect or any part of the Indebtedness remains unpaid, shall continue to warrant at all times, that:

     6.1 Borrower. The Borrower is a Florida corporation duly formed and validly existing under and by virtue of the laws of the State of Florida. The Borrower holds in full force and effect all material permits, licenses, and franchises necessary for it to carry out its operations in conformity with all applicable laws and regulations of the State of Florida.

     6.2 Financial Statements. The Borrower has heretofore made available to Lender its most recent Financial Statements and other pertinent financial information. To the best of the Borrower's knowledge, all of those Financial Statements fairly represent the financial condition of the Borrower and the result of its operations as of the date of the Financial Statements.

     6.3 Changes in Financial Condition. Since the date that the Borrower has applied for the loan and/or the Commitment Letter was issued, there has been no material adverse change in the assets or the financial condition of the Borrower and the Guarantors, on a consolidated basis, from that set forth or reflected in the Financial Statements as of that date or for the period then ended.

     6.4 Legal or Administrative. There are no actions, suits or proceedings by any public or governmental body, agency or authority or litigation by any Person, or by any public or governmental body, agency, or authority pending or threatened in writing against the Borrower involving the possibility of any judgment or liability not fully covered by insurance or by adequate reserves set upon the books of the Borrower, which may result in any material adverse change in the business or in the condition, financial or otherwise, of the Borrower, and, to the best of the knowledge and belief of the Borrower, it has materially complied with all applicable laws and requirements of governmental authorities.

     6.5 Assets. The Borrower has good, marketable title to the Mortgaged Property and all of its other assets reflected in the Financial Statements, except for assets held under Capital Leases, and such assets are free and clear of all liens, charges and encumbrances except for Permitted Liens.

     6.6 Loss. Since the date of the Financial Statements already delivered to the Lender, no substantial loss, damage, destruction or taking of any of the physical properties or assets of the Borrower has occurred which would result in any material adverse change in the business or in the condition, financial or otherwise, of the Borrower, which has not been fully restored or replaced, or which is not fully covered by insurance. The Borrower is not aware of any material adverse fact or likelihood concerning its condition or future prospects which has not been fully disclosed in writing to the Lender.

     6.7 Restrictions. The Borrower is not a party to any contract or subject to any charter or other partnership restriction which would materially and adversely affect its property or business, or its ability to perform its obligations under the Loan Documents.

     6.8 Tax Returns. The Borrower has filed all Federal, State and local tax returns which are required to be filed, and has paid all taxes as shown on the returns and all assessments received by it to the extent that the taxes have become due other than taxes being contested in good faith.

     6.9 Purpose of Borrowing. None of the proceeds of the Loan will be used for the purpose of reducing or carrying any margin security or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin security or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U, as now in effect or as it may hereafter be amended, and all such proceeds shall be used for normal business purposes.

     6.10 Authority. The Borrower has full authority to enter into the Loan Documents and carry out all terms thereof and all required corporate action to authorized the execution, delivery and performance of the Loan Documents has been taken.

                                   SECTION 7.

                               EVENTS OF DEFAULT

     7.1 Events of Default. The occurrence of one or more of the following events shall constitute an event of default hereunder (an "Event of Default"):

          7.1.1 Payment of Loan. The failure to pay (i) the outstanding principal amount of the Note, plus unpaid accrued interest, on the Maturity Date, (ii) any installment of principal and/or interest required by the Note within ten (10) days after the date the same was due, without notice or demand, or (iii) the failure to pay any other amounts due under the Note, this Agreement or the other Loan Documents within ten (10) days after written demand therefor from the Lender to the Borrower.

          7.1.2 Covenants. The Borrower shall fail to observe or perform any covenant contained in this Agreement for a period of 30 days after written notice thereof has been given to the Borrower by the Lender, provided, however, that (i) if the Borrower has commenced and diligently pursuing cure of such failure, but reasonably cannot perform or comply with any such obligation within such thirty (30) day period, and if, in the Lender's reasonable judgment, the Lender's security will not be impaired, then the Borrower may have such additional time to rectify such failure as the Borrower reasonably may require, provided and for so long as the Borrower continuously proceeds to cure such failure with due diligence; and (ii) if, in the Lender's reasonable judgment, the Lender's security will be materially or adversely impaired if the Borrower does not perform or comply with any such obligation in less than thirty (30) days, then the Borrower will have only such period following demand in which to rectify such failure as the Lender reasonably may specify.

          7.1.3 Representation or Warranty. Any representation or warranty made by the Borrower herein or in any writing furnished in connection with or pursuant to this Agreement or any of the other Loan Documents shall be false or misleading in any material respect on the date upon which made or deemed reaffirmed.

          7.1.4 Other Documents. The occurrence of any default as specified in any of the other Loan Documents and such default shall not have been remedied within the grace period, if any, provided in such Loan Document.

          7.1.5 Default Under the Credit Facility Agreement. An "Event of Default" (as defined in the Credit Facility Agreement") shall occur under the Credit Facility Agreement.

          7.1.6 Default Under the Swap Agreement or Other Indebtedness to the Lender. An Event of Default shall occur under the Swap Agreement or any other indebtedness owned to the Lender by the Borrower.

          7.1.7 Liquidation; Dissolution; Voluntary Bankruptcy. The liquidation or dissolution of the Borrower, or the filing by the Borrower of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, or any other action of the Borrower indicating its consent to, approval of or acquiescence in, any such petition or preceding; the application by the Borrower for, or the appointment by consent or acquiescence of the Borrower of a receiver, a trustee or a custodian of the Borrower for all or a substantial part of its property; the making by the Borrower of any assignment for the benefit of creditors; the inability of the Borrower or the admission by the Borrower in writing of its inability to pay its debts as they mature; or the Borrower taking any corporate action to authorize any of the foregoing.

          7.1.8 Involuntary Bankruptcy. The filing of an involuntary petition against the Borrower in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver, a trustee or a custodian of the Borrower for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower, and the continuance of any such events for sixty (60) days undismissed or undischarged.

          7.1.9 Adjudication of Bankruptcy. The adjudication of the Borrower as bankrupt or insolvent.

          7.1.10 Order of Dissolution. The entering of any order in any proceedings against the Borrower decreeing the dissolution, divestiture or split-up of the Borrower, and such order remains in effect for more than sixty
(60) days.

          7.1.11 Reports and Certificates. Any report, certificate, Financial Statement or other instrument delivered to the Lender by the Borrower, or on behalf of the Borrower (provided the Borrower has actual knowledge of the false or misleading nature of the document), pursuant to the terms of this Agreement or the Loan Documents is false or misleading in any material respect when made or delivered.

          7.1.12 Illegality of Agreement or the Note. This Agreement or the Note shall have been held by any court of competent jurisdiction, or by any competent regulatory authority, to be illegal, invalid, prohibited or unenforceable in whole or in material part.

          7.1.13 Attachment. Except as expressly provided otherwise hereunder, an attachment or any other lien (mechanic's or otherwise) against the Mortgaged Property shall be issued or entered and shall remain undischarged or unbonded for thirty (30) days after the filing thereof.

          7.1.14 Levy Upon Property. Levy is made under any process on, or a receiver be appointed for the Mortgaged Property or any other property, of the Borrower.

     7.2  Remedies

          7.2.1 Acceleration and Set-off. Upon the occurrence of any Event of Default, and at any time thereafter as long as the Event of Default is continuing, the Lender may, upon five (5) days written notice, declare the entire principal and all interest on the Advances and all obligations under the Loan Documents, and all other indebtedness of the Borrower to the Lender, whether the Borrower's liability for payment thereof is primary or secondary, direct or indirect, sole, joint, several or joint and several, or whether the indebtedness is matured or unmatured, due or to become due, fixed, absolute or contingent, to be immediately due and payable (without presentment, demand, protest or other notice of any kind, all of which are expressly waived) and the Loan and all such other indebtedness thereupon shall be and become immediately due and payable, and the Lender may proceed to collect the same by foreclosure of the Mortgage, pursuit of the Lender's remedies under the Uniform Commercial Code, at law, or as otherwise provided in the Loan Documents and/or other instruments or agreements signed by the Borrower.

          7.2.2 Cumulative Remedies. All rights, remedies or recourse of the Lender under this Agreement, the Note, or any other Loan Documents, at law, in equity or otherwise, are cumulative, and exercisable concurrently, and may be pursued singularly, successively or together and may be exercised as often as occasion therefore shall arise. No act of commission or omission by the Lender, including, but not limited to, any failure to exercise, or any delay, forbearance or indulgence in the exercise of, any right, remedy or recourse hereunder or under any other Loan Document shall be deemed a waiver, release or modification of that or any other right, remedy or recourse, and no single or partial exercise of any right, remedy or recourse shall preclude the Lender from any other or future exercise of the right, remedy or recourse or the exercise of any other right, remedy or recourse. No waiver or release of any such rights, remedies and recourse shall be effective against the Lender unless in writing and manually signed by an authorized officer on the Lender's behalf, and then only to the extent recited therein. A waiver, release or modification with reference to any one event shall not be construed as continuing or constituting a course of dealing, nor shall it be construed as a bar to, or as a waiver, release or modification of, any subsequent right, remedy or recourse as to a subsequent event.

          7.2.3 No Liability. Whether or not the Lender elects to employ any or all remedies available to it in the event of an occurrence of a Default or an Event of Default, the Lender shall not be liable for the payment of any expenses incurred in connection with the exercise of any remedy available to the Lender or for the performance or non-performance of any obligation of the Borrower.


                                   SECTION 8.

                                 MISCELLANEOUS

     8.1 Expenses. The Borrower agrees, whether or not the transaction hereby contemplated shall be consummated, to pay, and save the Lender and any agent of the Lender harmless against liability for the payment of all reasonable expenses arising in connection with this transaction, including, without limitation, any state documentary stamp taxes and intangible taxes or other taxes (including interest and penalties, if any) which may be determined to be payable in respect to the execution and delivery of any Loan Documents executed in connection with this Agreement, (other than income or other taxes of the Lender based upon receipt of interest income) and the reasonable fees and expenses of Lender's counsel and counsel of any agent of the Lender, together with all reasonable costs and expenses incurred by the Lender in connection with the Lender's review, due diligence and closing of the Loan and in connection with the negotiation and preparation of this Agreement and the Loan Documents, the costs of any environmental investigation and audit, appraisal, title insurance premiums, survey and inspection fees, whether or not the Loan actually closes. If an Event of Default shall occur, the Borrower shall also pay all the Lender's reasonable costs of collection and expenses incurred to remedy such default, including, without limitation, the Lender's or any of its agent's or employees' travel expenses, court costs and attorneys' fees and legal assistants' fees, and disbursements whether incurred in connection with collection efforts, trial or appeal.

      8.2 Payments on Business Days. Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

      8.3 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the borrower in connection herewith shall survive the execution and delivery of the Loan Documents.

      8.4 Successors and Assigns. All covenants and agreements in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

      8.5 Notices. All notices which are required or permitted hereunder must be in writing and shall be deemed to have been given, delivered or made, as the case may be, (notwithstanding lack of actual receipt by the addressee)
(i) when delivered by personal delivery, (ii) three (3) days after having been deposited in the United States mail, certified or registered, return receipt requested, sufficient postage affixed and prepaid, or (iii) one (1) day after having been deposited with an expedited, overnight courier service (such as Federal Express), addressed to the party to whom notice is intended to be given at the address set forth below. Any party shall have the right to change such party's address for notice hereunder to any other location within the continental United States by giving of thirty (30) days' notice to all other parties in the manner set forth herein.

            If to Borrower:  TROPICAL SPORTSWEAR INT'L CORPORATION
                             4902 W. Waters Avenue
                             Tampa, Florida 33634-1302
                             Attn: Mr. Larry McPherson, Executive Vice-
                                   President/Treasurer

            If to Lender:    NATIONSBANK, N.A.
                             Post Office Box 31590
                             Tampa, Florida 33602
                             Attn: Mr. Mickey Millsap, Commercial
                                   Banking Officer

      8.6 Applicable Law. This Agreement is being delivered in the State of Florida and shall be construed and enforced in accordance with the laws of the State of Florida.

      8.7 Headings. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

      8.8 Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

      8.9 Remedies Cumulative. All rights and remedies of Lender hereunder are cumulative and concurrent and in addition to any rights and remedies which Lender may have under the laws of Florida or the laws of the United States, and the exercise of any one right or remedy by the Lender against the Borrower will not deprive the Lender of any other right or remedy against the Borrower.

     8.10 Severability. If any portion of any Loan Document is declared void by any court as illegal or against public policy the remainder of the Loan Document in question shall continue in full effect.

     8.11 Waiver. The Borrower waives presentment, notice of dishonor and protest as to all obligations under the Note.

     8.12 Waiver by the Lender. No delay or omission by the Lender in exercising any right hereunder or under any Loan Document or with respect to the Indebtedness shall operate as a waiver of that or any other right, and no single or partial exercise of any right shall preclude the Lender from any other or further exercise of any other right or remedy. The Lender may (but shall not be obligated to) cure any Event of Default on account of the Borrower in any reasonable manner without waiving the Event of Default so cured and without waiving any other prior or subsequent Event of Default by the Borrower, and all amounts and expenses incurred by the Lender in doing so shall bear interest at the maximum rate of interest allowed by law. All rights and remedies of the Lender under this Agreement and under the Uniform Commercial Code and other applicable laws shall be deemed cumulative.

     8.13 Stamp or Other Taxes. The Borrower agrees to pay any and all stamp, documentary and intangible taxes now or hereafter payable in respect of this Agreement, the Note, and the other Loan Documents, whether in connection with the execution and delivery thereof, the making of any Advance previously or hereafter made, any modification or renewal thereof, or otherwise, together with any interest and penalties incident thereto. The Borrower agrees to and shall indemnify and hold the Bank harmless from and against all loss, cost, expense and attorneys' fees that may be incurred by the Bank in connection with any such assessment, tax, levy or other charge, or any interest or penalty resulting therefrom. The obligations of the Borrower under this Section 8.13 shall survive the repayment of the Loan and the satisfaction by the Borrower of its other obligations under this Agreement and the other Loan Documents.

     8.14 Execution in Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

     8.15 Year 2000 Representations and Warranties. (1) Borrower and its Subsidiaries are taking all necessary and appropriate steps to ascertain the extent of, and to quantify and successfully address, business and financial risks facing the Borrower and its Subsidiaries as a result of failure to become Year 2000 compliant (that is, that computer applications, embedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999). (2) The Borrowers' and its Subsidiaries' material computer applications will, on a timely basis, adequately address the Year 2000 problem in all material respects.

     8.16 ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL

ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S. ENDISPUTE OR ANY SUCCESSOR THEREOF (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL, JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT, OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

          8.16.1 SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE, OR IF THERE IS REAL OR PERSONAL PROPERTY COLLATERAL, IN THE COUNTY WHERE SUCH REAL OR PERSONAL PROPERTY IS LOCATED, AT TIME OF EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

          8.16.2 RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSURE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

     IN THE EVENT ANY LITIGATION IS BROUGHT NOTWITHSTANDING THE ARBITRATION PROVISION, NEITHER BORROWER, LENDER, NOR ANY SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF EITHER OF THEM, NOR ANY PARTIES CLAIMING UNDER THEM, OR ANY SUCH OTHER PERSON OR ENTITY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THE MORTGAGE, OR ANY OF THE OTHER LOAN DOCUMENTS EVIDENCING AND/OR SECURING THE INDEBTEDNESS EVIDENCED HEREBY.

     8.17 Notice of Final Agreement. By signing this document each party represents and agrees that (A) the written loan agreement represents the final agreement between the parties, (B) there are no unwritten oral agreements between the parties, and (C) the written loan agreement may not be contradicted by evidence of any prior, contemporaneous, or subsequent oral agreements or understandings of the parties.

     IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement as of the date first above written.



                   [EXECUTION APPEARS ON THE FOLLOWING PAGE]

                                       TROPICAL SPORTSWEAR INT'L
                                       CORPORATION, a Florida corporation



/s/ Richard M. Bartholomae             By: /s/ N. Larry McPherson
-----------------------------              -----------------------------------
(Witness Signature Above)              N. Larry McPherson,
                                       Executive Vice President



/s/ Richard M. Bartholomae
-----------------------------
(Print Witness Name Above)                      (CORPORATE SEAL)


/s/ Steven M. Raney
-----------------------------
(Witness Signature Above)


/s/ Steven M. Raney
-----------------------------
(Print Witness Name Above)



As to Borrower                                     "Borrower"

                                       NATIONSBANK, N.A., a national banking
                                       association



/s/ Richard M. Bartholomae             By: /s/ Michael H. Millsap, Jr.
-----------------------------              -----------------------------------
(Witness Signature Above)              Print Name: Michael H. Millsap, Jr.
                                                   ---------------------------
                                       Its: Commercial Banking Officer
                                            ----------------------------------
/s/ Richard M. Bartholomae
-----------------------------
(Print Witness Name Above)



/s/ Steven M. Raney
-----------------------------
(Witness Signature Above)                       (CORPORATE SEAL)



/s/ Steven M. Raney
-----------------------------
(Print Witness Name Above)

As to Lender                                        "Lender"

                                  EXHIBIT "A"

                             COMPLIANCE CERTIFICATE

                            [Letterhead of Borrower]

                                               __________________________, _____

NationsBank, N.A.
Post Office Box 31590
Tampa, Florida 33602
Attention: _______________________________

     The undersigned, the chief financial officer of Tropical Sportswear Int'l Corporation, a Florida corporation ("Borrower"), gives this certificate to NationsBank, N.A. ("Lender") in accordance with the requirements of Section 4.2 of that certain Loan Agreement dated May ___, 1999, among Borrower and Lender referenced therein ("Loan Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

     1. Based upon my review of the balance sheets and statements of income of Borrower and its Consolidated Subsidiaries for the [Fiscal Year] [quarterly period] ending ___________________, ______, copies of which are attached hereto, I hereby certify that:

          (a) The Consolidated Senior Debt/Consolidated EBITDA Ratio is _______ to 1.0.

          (b) The Consolidated Funded Debt/Consolidated EBITDA Ratio is _______ to 1.0.

          (c) Consolidated Total Liabilities/Consolidated Tangible Net Worth Ratio is _______ to 1.0.

          (d)  The Fixed Charge Coverage Ratio is _______ to 1.0.

     3. No Event of Default exists on the date hereof, other than _____________________________________________ [if none, so state]; and

     4. As of the date hereof, no Default or Event of Default (as such terms are defined in the Credit Facility Agreement) by Borrower or the Guarantors exists under the Credit Facility Agreement.


                                   Very truly yours,



                                   ------------------------------------------
                                   (Chief Financial Officer or Executive Vice
                                    President for Finance and Administration)